(a)   Exhibit 11 -   COMPUTATION OF EARNINGS PER COMMON SHARE AND EARNINGS PER
                         COMMON SHARE ASSUMING DILUTION



                                                                                 Three Months Ended             Nine Months Ended
                                                                                 September 30, 1998            September 30, 1998
                                                                                 ------------------            ------------------
                                                                                   (Dollars in thousands, except per share data)
Earnings per common share

Net income available to common shareholders                                                $2,205                         $6,263
                                                                                           ======                         ======

Weighted average common shares outstanding                                              5,411,587                      5,498,631
                                                                                        =========                      =========

Earnings per common share                                                                    $.41                          $1.14
                                                                                             ====                          =====


Earnings per common share assuming dilution

Net income available to common shareholders                                                $2,205                         $6,263
                                                                                           ======                         ======

Weighted average common shares outstanding                                              5,411,587                      5,498,631

Add:  Dilutive effects of assumed exercises of
       stock options and warrants                                                         561,650                        626,264

Weighted average common and dilutive potential
       Common shares outstanding                                                        5,973,237                      6,124,895
                                                                                        =========                      =========

Earnings per common share assuming dilution                                                  $.37                          $1.02
                                                                                             ====                          =====



Note: The share and per share information disclosed above have been retroactively adjusted to reflect the 10% stock dividends paid on August 31, 1998 and September 30, 1997.